UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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JPMORGAN CHASE & CO.

(Name of Registrant as Specified In Its Charter)

MASSACHUSETTS COALITION TO SAVE DARFUR, INC.
(DOING BUSINESS AS:  INVESTORS AGAINST GENOCIDE)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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On May 11, 2011, Massachusetts Coalition to Save Darfur, Inc. (d/b/a Investors Against Genocide) published a press release regarding an advertisement that Investors Against Genocide placed in The Wall Street Journal, to encourage shareholders of the above-listed Registrant (“JPMorgan Chase”) to vote in favor of Proposal No. 10 included in the definitive proxy statement filed by JPMorgan Chase with the Securities and Exchange Commission on April 7, 2011.   The text, layout, and linked file of the press release dated May 11, 2011, are filed as Annex 1 hereto.

Annex:
Annex 1: Text and layout of the press release as of May 11, 2011, and linked file (incorporated by reference to Massachusetts Coalition to Save Darfur, Inc. Definitive Additional Materials Annex 1, filed with the Commission on May 11, 2011).

Annex 1

Investors Against Genocide
Draw the line at investing in genocide

CONTACT:

Janet Hayes
781-964-1851
janetehayes@gmail.com

FOR IMMEDIATE RELEASE

GENOCIDE AND JPMORGAN CHASE
Advertisements Highlight the Connection Between Investments and Genocide

BOSTON -- May 11, 2011 -- A week before JPMorgan Chase shareholders vote at their annual meeting on a genocide-free investing proposal, Investors Against Genocide (IAG) has launched a communications campaign featuring a dramatic print advertisement in The Wall Street Journal (WSJ).  The aim of the campaign is to draw much-needed attention to the connection between investments and genocide in Darfur, Sudan.

The full-page ad asks readers:

Are your investments tied to genocide? Many financial institutions invest in PetroChina, a company which, through its parent, CNPC, provides Sudan's government with revenue that has been helping fund the Darfur genocide for years.   The conflict has claimed 300,000 lives and left millions homeless.  With a billion-dollar stake in PetroChina as of January 2011, JPMorgan Chase is one of its largest investors. On May 17, JPMorgan Chase shareholders have the opportunity to vote for genocide-free investing.  How would you vote?

Investors Against Genocide placed the ad in support of “Proposal 10 – Genocide-free investing” on the JPMorgan Chase proxy ballot as part of IAG’s initiative to convince mutual funds and other investment firms to make an ongoing commitment to genocide-free investing.

IAG’s communications campaign also includes Facebook ads asking JPMorgan Chase credit card and banking customers, "Genocide in your wallet?" The ads link to an online petition which generates an email message to JPMorgan Chase's CEO, Jamie Dimon, urging him to avoid investments in companies tied to genocide.  Through their credit and banking operations, JPMorgan Chase has millions of retail customers.  IAG believes that, while they may not all be shareholders, the opinions of these consumers matter to JPMorgan Chase.

“Overwhelmingly, Americans, once they become aware, do not want their pensions and family savings connected to genocide,” states Eric Cohen, Chairperson of Investors Against Genocide.

Cohen said, “JPMorgan Chase plays a large role in guiding the investment choices of its customers.  Without a genocide-free investing policy, ordinary individuals, through their investments with JPMorgan, inadvertently invest in companies such as PetroChina that help to fund genocide.”

JPMorgan Chase asked the Securities and Exchange Commission to allow the company to exclude the genocide-free investing proposal from the proxy ballot.  The SEC denied their request, clearing the way for the shareholder proposal to appear on the proxy ballot.

The genocide-free investing shareholder proposals that IAG is coordinating at JPMorgan Chase and other financial firms are simple and reasonable.  The text of Proposal 10 on the JPMorgan Chase ballot states, “Shareholders request that the Board institute transparent procedures to prevent holding investments in companies that, in management's judgment, substantially contribute to genocide or crimes against humanity, the most egregious violations of human rights. Management should encourage JPMorgan funds with separate boards to institute similar procedures.”

Similar proposals coordinated by IAG and submitted in previous years to a variety of mutual fund companies have earned as much as 31% of the votes despite strong opposition from management and voting rules that significantly favor management.

IAG withdrew its shareholder proposal at TIAA-CREF when the firm adopted a public policy against investments connected to genocide. TIAA-CREF subsequently divested holdings in oil companies that are helping to support the genocide in Darfur, Sudan. Likewise, American Funds divested its holdings in PetroChina following a well-publicized shareholder vote on genocide-free investing.

“Eight years after the genocide in Darfur began, it’s time for financial institutions to implement policies to avoid investments with ties to genocide,” Cohen commented. “If thirty states, sixty colleges, TIAA-CREF, and American Funds can avoid PetroChina, why can’t JPMorgan Chase?”

IAG’s JPMorgan Chase shareholder proposal is the first one the group has submitted to a corporation, rather than to individual mutual funds. “Since JPMorgan Chase holds a shareholder meeting every year, unlike most mutual funds, we’ll now have an annual opportunity to raise awareness of the problem of JPMorgan Chase’s large holdings in PetroChina and the absence of a policy at JPMorgan Chase to avoid investments tied to genocide.”

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Important information for JPMorgan Chase securities holders:

JPMorgan Chase securities holders should read the proxy statement in full because it contains important information.  The definitive proxy statement filed on April 7, 2011, and any other related documents, is available at no charge from the Securities and Exchange Commission's website: www.sec.gov/Archives/edgar/data/19617/000119312511091290/ddef14a.htm

About Investors Against Genocide

Investors Against Genocide is a citizen-led initiative, dedicated to convincing mutual funds and other investment firms to make an ongoing commitment to genocide-free investing.  We ask investment firms to change their investing strategy to avoid investments in companies which substantially contribute to genocide or crimes against humanity.

Investors Against Genocide is staffed by volunteers and is a project of the Massachusetts Coalition to Save Darfur Inc., a 501(c)(3) non-profit charitable organization, incorporated in the state of Massachusetts.
▪	The Massachusetts Coalition to Save Darfur, Inc., its officers and directors, their family members, and affiliates, taken together, own less than 3,000 shares of JPMorgan Chase & Co. (NYSE: JPM).
▪
The Massachusetts Coalition to Save Darfur, Inc. and its project, Investors Against Genocide, are supporting the proponent of the 'genocide-free investing' shareholder proposal in the 2011 JPMorgan Chase proxy statement.

▪
The Massachusetts Coalition to Save Darfur, Inc. has provided and paid for the May 11, 2011, advertisement in The Wall Street Journal and is solely responsible for its content.  That advertisement was made possible through the generosity of a donor to the Massachusetts Coalition to Save Darfur, Inc.

ABOUT MASSACHUSETTS COALITION TO SAVE DARFUR, INC.

Massachusetts Coalition to Save Darfur, Inc. is a qualified tax-exempt 501(c)(3) corporation. Investors Against Genocide is staffed by volunteers and is a project of the Massachusetts Coalition to Save Darfur Inc. The Massachusetts Coalition to Save Darfur, Inc., its officers and directors, their family members, and affiliates, taken together, own less than 3,000 shares of JPMorgan Chase & Co. (NYSE: JPM).  The Massachusetts Coalition to Save Darfur, Inc. and its project, Investors Against Genocide, are supporting the proponent of the 'genocide-free investing' shareholder proposal in the 2011 JPMorgan Chase & Co. proxy statement.

IMPORTANT INFORMATION

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES FROM SHAREHOLDERS FOR USE AT THE 2011 JPMORGAN CHASE & CO. ANNUAL MEETING WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY PARTICIPATION. THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY IS AVAILABLE, ALONG WITH OTHER RELEVANT DOCUMENTS, AT NO CHARGE, AT THE SECURITIES AND EXCHANGE COMMISSION’S (“SEC”) WEBSITE AT HTTP://WWW.SEC.GOV OR THE JPMORGAN CHASE & CO. WEBSITE AT HTTP://INVESTOR.SHAREHOLDER.COM/JPMORGANCHASE/ANNUAL.CFM.